Exhibit 23 (b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Elumen Solutions, Inc.:

We consent to the inclusion of our report dated February 14, 1997, with respect to the balance sheets of DARCA, Inc. as of December 31, 1996 and 1995, and the related statements of earnings and retained earnings, and cash flows for the year ended December 31, 1996, which report appears in the Form 8-K/A of Computer Task Group,Incorporated dated May 10, 1999.


KPMG  LLP

Kansas City, Missouri
May 10, 1999